UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

____________________

Date of report (Date of earliest event reported): November 9, 2017

Amyris, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on February 12, 2016, Amyris, Inc. (the “Company”) entered into a Note and Warrant Purchase Agreement (the “Purchase Agreement”) for the sale of $18.0 million in aggregate principal amount of unsecured promissory notes (the “2016 Notes”) and warrants to purchase 171,429 shares of the Company’s common stock at an exercise price of $0.15 per share (the “Warrants”) with certain purchasers, including Biolding Investment SA (“Biolding”), a fund affiliated with director HH Sheikh Abdullah bin Khalifa Al Thani (who was designated as a director of the Company by Biolding), which purchased a 2016 Note in the principal amount of $2.0 million (the “Biolding Note”) and Warrants to purchase 19,048 shares of the Company’s common stock. The entry into the Purchase Agreement and the issuance of the 2016 Notes and Warrants were previously reported in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on February 19, 2016, which is incorporated herein by reference.

On May 15, 2017, the Company and Biolding entered into a first amendment to the Biolding Note to extend the maturity date from May 15, 2017 to November 15, 2017, as previously reported in a Current Report on Form 8-K filed by the Company with the SEC on May 18, 2017, which is incorporated herein by reference.

On November 13, 2017, the Company and Biolding entered into a second amendment to the Biolding Note (the “Second Amendment”). Pursuant to the Second Amendment, the parties agreed to extend the maturity date of the Biolding Note from November 15, 2017 to December 31, 2017.

Item 1.02 Termination of a Material Definitive Agreement.

As previously reported, on September 30, 2016, the Company entered into a Collaboration Agreement (the “Collaboration Agreement”) with Ginkgo Bioworks, Inc. (“Ginkgo”), pursuant to which the parties agreed to collaborate to develop, manufacture and sell commercial products and share in the value created thereby. The entry into the Collaboration Agreement was previously reported in a Current Report on Form 8-K filed by the Company with the SEC on October 6, 2016, which is incorporated herein by reference. Ginkgo is an affiliate of Stegodon Corporation, the agent and lender under the Company’s senior secured credit facility, as previously reported in Note 5, “Debt and Mezzanine Equity” to the unaudited financial statements contained in the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 14, 2017, which disclosure is incorporated herein by reference.

On November 13, 2017, the Company and Ginkgo entered a partnership agreement (the “Partnership Agreement”) to supersede and replace the Collaboration Agreement. Under the Partnership Agreement, the Company and Ginkgo agreed to (i) continue to collaborate on limited research and development activities begun under the Collaboration Agreement, (ii) provide each other licenses to specified intellectual property for limited purposes, and (iii) share in the margins from sales of a certain product to be developed under the Partnership Agreement (the “Net Profits”) on a 50/50 basis, calculated quarterly, until the development, manufacture and commercialization of such product under the applicable third party collaboration agreement are permanently discontinued; provided, that (i) Net Profits shall not be payable to Ginkgo for any quarterly period prior to the Partnership Payments Term (as defined below) unless such Net Profits exceed the sum of the interest payments due to Ginkgo under the Ginkgo Note (as defined below) in such quarter (the “Quarterly Interest Payments”) and (ii) Net Profits shall not be payable to Ginkgo for any quarterly period during the Partnership Payments Term unless such Net Profits exceed the sum of (A) the Quarterly Interest Payments and (B) the Partnership Payments (as defined below) due to Ginkgo in such quarter (such amount in subclause (i) or (ii), as applicable, the “Quarterly Total”). To the extent the Net Profits for any quarterly period exceed the relevant Quarterly Total (which calculation, subsequent to the first quarterly period, shall be made on an aggregate basis, including all Quarterly Totals and Net Profits payable to Ginkgo in prior periods), only the Net Profits in excess of such Quarterly Total shall be paid to Ginkgo; provided, that to the extent the aggregate amount of Quarterly Interest Payments, Partnership Payments and Net Profits paid to Ginkgo exceeds $31 million as of the Maturity Date (as defined below), such amount in excess of $31 million shall be credited towards any future Net Profits payable to Ginkgo under the Partnership Agreement. In addition to the payment of Net Profits, the Company will pay Ginkgo quarterly fees of $793,750 (the “Partnership Payments”) beginning on December 31, 2018 and ending on September 30, 2022 (the “Partnership Payments Term”), which Partnership Payments shall immediately become due and payable in full upon the occurrence of certain events of default, with the Partnership Payments so accelerated accruing interest at a rate of 10.5% per year until paid. The Partnership Agreement provides for an initial term of two (2) years, unless earlier terminated in accordance with its terms, and automatically renews for successive one (1)-year terms thereafter, unless either party provides the other party with written notice of termination not less than 90 days prior to the expiration of the then-current term. The Partnership Agreement also provides that (i) the Company will pay Ginkgo $500,000 in connection with certain fees owed to Ginkgo under the Collaboration Agreement and (ii) any intellectual property license provided by one party to the other party will entitle the licensor to a royalty of ten percent (10%) of the Net Profits from the sales of any products covered by intellectual property that is the subject of such license.

In addition, on November 13, 2017, the Company issued to Ginkgo an unsecured promissory note (the “Ginkgo Note”) in the principal amount of $12 million in connection with the termination of the Collaboration Agreement. The Ginkgo Note bears interest at a rate of 10.5% per year, payable monthly, and matures on October 19, 2022 (the “Maturity Date”), unless earlier prepaid in accordance with its terms; provided, that to the extent the aggregate amount of Quarterly Interest Payments, Partnership Payments and Net Profits paid to Ginkgo exceeds $19 million as of the Maturity Date, such amount in excess of $19 million shall be credited towards payment of the principal amount of the Ginkgo Note due at the Maturity Date. The Ginkgo Note contains customary terms, provisions, covenants, representations and warranties, including certain events of default after which the Ginkgo Note may be due and payable immediately.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.02 above is incorporated by reference into this Item 2.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 9, 2017, the Leadership Development and Compensation Committee (the “Committee”) of the Board of Directors of the Company approved bonus payments for the Company’s fiscal quarter ended September 30, 2017 to the Company’s executives, including the Company’s current “named executive officers” listed in the Company’s definitive proxy statement filed with the SEC on April 27, 2017, under the Company’s 2017 cash bonus plan, as previously described in a Current Report on Form 8-K filed by the Company with the SEC on March 10, 2017, which is incorporated herein by reference, which included an exercise of discretion by the Committee to award a one-time cash bonus, in addition to the plan-based bonus, in the amount of $200,000 (the “Discretionary Bonus”) to John Melo, the Company’s president and chief executive officer, which Discretionary Bonus is conditioned upon the occurrence of certain specified events and is subject to repayment by Mr. Melo in the event certain milestones are not met within the timeline set by the Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: November 16, 2017	By:	/s/ Nicole Kelsey
Nicole Kelsey
General Counsel and Secretary